DEL FRISCO’S RESTAURANT GROUP, INC.

GRANT NOTICE FOR 2012 LONG-TERM INCENTIVE PLAN
EXECUTIVE RESTRICTED STOCK UNIT AWARD

FOR GOOD AND VALUABLE CONSIDERATION, Del Frisco’s Restaurant Group, Inc. (the “Company”), hereby grants to Participant named below the number of restricted stock units specified below (the “Award”).  Each restricted stock unit represents the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the Del Frisco’s Restaurant Group 2012 Long-Term Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time.  This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Name of Participant:
Grant Date:
Number of Restricted Stock Units:
Vesting Schedule/Performance Requirements:
Holding Requirements:

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

DEL FRISCO’S RESTAURANT GROUP, INC.
Participant Signature
By
Title:	Address (please print):

DEL FRISCO’S RESTAURANT GROUP, INC.

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS

These Standard Terms and Conditions apply to the Award of restricted stock units granted pursuant to the Del Frisco’s Restaurant Group 2012 Long-Term Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Administrator that specifically refers to these Standard Terms and Conditions.  In addition to these Terms and Conditions, the restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1. TERMS OF RESTRICTED STOCK UNITS

Del Frisco’s Restaurant Group, Inc. (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of restricted stock units (the “Award” or the “Restricted Stock Units”) with each Restricted Stock Unit representing the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”) specified in the Grant Notice. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2. VESTING OF RESTRICTED STOCK UNITS

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions.  After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice.  Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.”  Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.”  Vested RSUs shall be settled by the delivery of shares of Common Stock.   Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, upon a Participant’s Termination of Employment, any then Unvested RSUs held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment.

3. RIGHTS AS STOCKHOLDER

The Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Restricted Stock Units unless and until shares of Common Stock settled for such Restricted Stock Units shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). For avoidance of doubt, there shall not be any dividend or dividend equivalent rights with respect to Unvested RSUs.

4. RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

5. INCOME TAXES

The Company shall not deliver shares of Common Stock in respect of any Vested RSUs unless and until the Participant has made arrangements satisfactory to the Administrator to satisfy applicable withholding tax obligations.  Unless the Participant pays the withholding tax obligations to the Company by cash or check in connection with the settlement of Vested RSUs, withholding shall be effected by withholding Common Stock issuable in connection with the settlement of the Vested RSUs (provided that shares of Common Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company).  The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the settlement of Vested RSUs from any amounts payable by it to the Participant (including, without limitation, future cash wages).

6. NON-TRANSFERABILITY OF AWARD

The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Administrator, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

7. OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock Units.  Any prior agreements, commitments or negotiations concerning the Restricted Stock Units are superseded.

8.	LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award.  Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

9. GENERAL
(a)

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b)

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

(c)	These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(d)	These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
(e)

In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control.  In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f)	All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.
10. ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.